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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Maytag Corporation for the registration of 500,000 shares of Common Stock and to the incorporation by reference therein of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of Maytag Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                    /s/  Ernst & Young LLP

   Chicago, Illinois
   July 9, 2001